                                                                    EXHIBIT 99.2
                            JOINT FILER INFORMATION

Item                               Information

Name:                              Wells Fargo Municipal Capital Strategies, LLC

Address:                           375 Park Avenue New York, New York 10152

Date of Event Requiring            August 6, 2018
Statement (Month/Day/Year):

Issuer Name and Ticker or          Managed Duration Investment Grade Municipal
Trading Symbol:                    Fund [MZF]

Relationship of Reporting          10% Owner
Person(s) to Issuer:

If Amendment, Date Original        Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:  Form filed by More than One Reporting Person

Signature:                         WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC

                                          By:    /s/ Daniel George
                                             ---------------------
                                          Name: Daniel George
                                          Title: Senior Vice President
                                          Date:  September 4, 2018